As filed with the Securities and Exchange Commission on June 1, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTEGRA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	35-1632155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868 (812) 464-9677 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin M. Zorn
Integra Bank Corporation
21 S.E. Third Street
Evansville, Indiana 47705-0868
(812) 461-5794
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David C. Worrell
Baker & Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series B	83,586	$1,000.00(1)	$83,586,000.00(1)	$4,664.10
Warrant to Purchase Common Stock and underlying shares of Common Stock(2)	7,418,876(2)	$1.69(3)	$12,537,900.44(3)	$699.62

(1)	Calculated in accordance with Rule 457(a) and includes such additional number of shares of series B preferred stock of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)	In addition to the series B preferred stock there are being registered hereunder (a) a warrant for the purchase of 7,418,876 shares of common stock with an initial per share exercise price of $1.69 per share, (b) the 7,418,876 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $1.69.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell any of these securities or accept your offer to buy any of them until the registration statement of which this prospectus is a part has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities and the selling securityholders are not soliciting your offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED June 1, 2009

Prospectus

INTEGRA BANK CORPORATION

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B WARRANT TO PURCHASE 7,418,876 SHARES OF
COMMON STOCK 7,418,876 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the series B preferred stock, a warrant to purchase 7,418,876 shares of our common stock, or the warrant, and any shares of our common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the shares of series B preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The series B preferred stock and the warrant were originally issued by us pursuant to the Letter Agreement dated February 27, 2009, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling securityholders.

Neither the series B preferred stock nor the warrant is listed on an exchange. Unless requested by the initial selling securityholder, we do not intend to list the series B preferred stock on any exchange. We do not intend to list the warrant on any exchange.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “IBNK.” On May 28, 2009, the closing price of our common stock was $1.65 per share. You are urged to obtain current market quotations of our common stock.

You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Our principal executive offices are located at 21 S.E. Third Street, Evansville, Indiana 47705 and our telephone number is (812) 464-9677. Our Internet address is www.integrabank.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

The date of this prospectus is          , 2009.

About This Prospectus

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, “Integra,” “we,” “us,” “our” and similar terms refer to Integra Bank Corporation and its subsidiaries.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains, and the documents incorporated by reference herein and any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

These risks, uncertainties and other factors include:

•	the effects of the current recession in the markets in which we primarily do business;

•	changes in the interest rate environment that reduce our net interest margin;

•	unanticipated additional charge-offs and loan loss provisions;

•	our ability to maintain required capital levels and adequate sources of funding and liquidity;

•	additional declines in value of our investment securities portfolio, including adverse developments affecting the issuers of trust preferred securities we hold;

•	changes and trends in capital markets;

•	competitive pressures from other depository institutions that increase our funding costs;

•	unanticipated effects or changes in critical accounting policies and judgments;

•	legislative or regulatory changes or actions, or significant litigation that adversely affect us or the banking industry;

•	our ability to attract and retain key personnel;

•	our ability to fully utilize our deferred tax asset;

•	our ability to maintain security for confidential information in our computer systems and telecommunications network;

•	the effects of our participation in the Capital Purchase Program and possible changes to that program;

•	increases in insurance premiums we pay to the Federal Deposit Insurance Corporation; and

•	damage to our reputation as a result of the foregoing, including our ability to retain customers and attract new ones, our cost of funding and our level of liquidity as well as other factors we describe in our periodic reports filed with the SEC.;

Investors should consider these risks, uncertainties and other factors when considering any forward-looking statement.

We discuss many of these risks in greater detail under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and as supplemented by our Quarterly Reports on Form 10-Q. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. You should read our cautionary statements as being applicable to all related forward-looking statements whenever they appear in:

•	this prospectus;

•	the materials incorporated by reference into this prospectus; and

•	our press releases.

Integra Bank Corporation and Integra Bank N.A.

We are a bank holding company incorporated in the State of Indiana. We conduct our commercial banking business through our wholly-owned subsidiary, Integra Bank, N.A., or Integra Bank, which has its main office in Evansville, Indiana and operates 75 banking centers and 125 ATMs located in Indiana, Kentucky, Illinois, Ohio and Tennessee. Integra Bank offers a wide variety of commercial banking services and financial products to individuals, businesses and public sector entities in its primary market areas in the Midwest. Our primary business is that of a traditional banking institution, accepting deposits and originating loans in the Midwest. Lending activities include commercial business and commercial real estate loans, agricultural business loans, construction and land development loans, one- to four-family residential loans and consumer loans.

Our common stock trades on the Nasdaq Global Select Market under the symbol “IBNK.”

Integra Bank Corporation is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, as a bank holding company. Integra Bank is subject to comprehensive regulation, examination and supervision by the Office of the Comptroller of the Currency, or the OCC, and the Federal Deposit Insurance Corporation, or the FDIC.

Our principal executive offices are located at 21 S.E. Third Street, Evansville, Indiana 47705-0868. Our telephone number is (812) 464-9677.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 12 of this prospectus.

Risk Factors

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in our periodic reports filed with the SEC that are incorporated by reference into this prospectus before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Use of Proceeds

We will not receive any proceeds from any sale of the securities by the selling securityholders.

Ratio of Earnings
to Fixed Charges and Preferred Stock Dividends

No shares of our Series B preferred stock, or any other class of preferred stock, were outstanding prior to February 27, 2009. We have not paid any dividends on any preferred stock during any of the five years ended December 31, 2008, or during the period beginning January 1, 2009 and ending February 27, 2009. The ratios of earnings to fixed charges and preferred stock dividends for the three months ended March 31, 2009 and the five years ended December 31, 2008 are as follows:

	Three Months Ended		Years Ended December 31,
	March 31, 2009		2008		2007		2006		2005		2004

Excluding interest on deposits	(8.10	)x	(5.70	)x	2.49	x	1.98	x	2.51	x	0.06	x
Including interest on deposits	(1.34	)x	(1.03	)x	1.39	x	1.29	x	1.60	x	0.56	x

Note: The ratio of earnings to fixed charges and preferred stock dividends is calculated by adding income before income taxes plus fixed charges less capitalized interest and dividing that sum by the fixed charges plus pretax earnings required to cover preferred stock dividends.

Description of Series B Preferred Stock

The following is a brief description of the terms of the series B preferred stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, including the articles of amendment setting forth the terms of the series B preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

We are authorized to issue 1,000,000 shares of preferred stock, without par value, in one or more series with respect to which our board of directors, without shareholder approval, may determine voting, conversion and other rights which could adversely affect the rights of the holders of common stock. Of such number of shares of preferred stock authorized, 83,586 shares have been designated as series B preferred stock, all of which shares of series B preferred stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. No other shares of preferred stock are issued and outstanding as of the date hereof.

Dividends Payable On Shares of Series B Preferred Stock

Holders of shares of series B preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of series B preferred stock with respect to each dividend period from February 27, 2009 to, but excluding, May 15, 2014. From and after May 15, 2014, holders of shares of series B preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of series B preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with May 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30- day months. Dividends payable with respect to the series B preferred stock are payable to holders of record of shares of series B preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the series B preferred stock, we are required to provide written notice to the holders of shares of series B preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, our ability to declare and pay dividends is subject to the provisions of Indiana law that contain certain tests for determining the legality of dividends or other distributions.

We generally depend on dividends, distributions and other payments from our banking subsidiary, Integra Bank, to fund dividend payments on our common and preferred stock. Federal banking laws limit the amount of dividends or other capital distributions that a national banking association, such as Integra Bank, may pay.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the series B preferred stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the series B preferred stock; and

•	at least equally with all other equity securities designated as ranking on a parity with the series B preferred stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Integra.

So long as any shares of series B preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the series B preferred stock for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•	purchases or other acquisitions by broker-dealer subsidiaries of Integra solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of Integra for resale pursuant to an offering by Integra of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Integra or a subsidiary of Integra, including as trustee or custodian; and

•	the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before February 27, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of series B preferred stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the series B preferred stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the series B preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the series B preferred stock), with respect to the series B preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the series B preferred stock from time to time out of any funds legally available for such payment, and the series B preferred stock shall not be entitled to participate in any such dividend.

Redemption

The series B preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The series B preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of series B preferred stock have no right to require the redemption or repurchase of the series B preferred stock. Our board of directors, or a duly authorized committee of the board of directors, have full power and authority to prescribe the terms and conditions upon which the series B preferred stock will be redeemed from time to time, subject to the provisions of the amended and restated articles of incorporation.

If fewer than all of the outstanding shares of series B preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of series B preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors, or a committee of the board of directors, may determine to be fair and equitable.

We will mail notice of any redemption of series B preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of series B preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of series B preferred stock designated for redemption will not affect the redemption of any other series B preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of series B preferred stock are to be redeemed, and the number of shares of series B preferred stock to be redeemed (and, if less than all shares of series B preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of series B preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of series B preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the series B preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the series B preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of series B preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of series B preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of series B preferred stock has been paid in full to all holders of series B preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the series B preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of series B preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends.  If the dividends on the series B preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of series B preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Upon payment in full of all accrued and unpaid dividends, the right to elect preferred stock directors will terminate, subject to revesting in the event that dividends on the series B preferred are not paid for an aggregate of six quarterly dividend payments. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of series B preferred stock and voting parity stock to vote for preferred stock directors, the individuals serving as preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Integra will be reduced by the number of preferred stock directors that the holders of series B preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of series B preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares series B preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights.  So long as any shares of series B preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of series B preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•	any amendment or alteration of the articles of amendment setting forth the terms of the series B preferred stock or our articles of incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the series B preferred stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Integra;

•	any amendment, alteration or repeal of any provision of the articles of amendment setting forth the terms for the series B preferred stock or our articles of incorporation, as amended, so as to adversely affect the rights, preferences, privileges or voting powers of the series B preferred stock; or

•	any consummation of a binding share exchange or reclassification involving the series B preferred stock or of a merger or consolidation of Integra with another entity, unless the shares of series B preferred stock remain outstanding following any such transaction or, if Integra is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of series B preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the series B preferred stock, taken as a whole.

To the extent of the voting rights of the series B preferred stock, each holder of series B preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of series B preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of series B preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of series B preferred stock to effect the redemption.

Description of Warrant to Purchase Common Stock

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 7,418,876 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds equal to at least $83,586,000, which is equal to 100% of the aggregate liquidation preference of the series B preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to 3,709,438 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “ — Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $1.69 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before February 27, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by Integra of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “ — Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We will list the shares of common stock issuable upon exercise of the warrant with the Nasdaq Global Select Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 3,709,438 shares of common stock until the earlier of the date on which Integra has received aggregate gross proceeds from a qualified equity offering of at least $83,586,000 and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.  The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.  Until the earlier of February 27, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of February 27, 2009.

Other Distributions.  If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction involving Integra and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Description of Common Stock

General

The following is a brief description of our common stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

We have 129,000,000 shares of authorized common stock, stated value $1.00 per share, of which 20,743,567 shares were outstanding as of May 18, 2009.

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders of shares of common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. The holders of shares of common stock are entitled to receive such dividends as our board of directors may from time to time, and in its discretion, declare from any assets legally available therefor. The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The holders of common stock are not subject to further calls or assessments by us. Upon our liquidation, after payment or provision for payment of all of our obligations and any liquidation preference of series B preferred stock and any other class or series of preferred stock outstanding at the time, the holders of our common stock are entitled to share ratably in our remaining assets.

Our series B preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors.

Our common stock is traded on the Nasdaq Global Market under the symbol “IBNK.” Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Integra Bank N.A., P.O. Box 868, Evansville, Indiana 47705-0868.

Plan of Distribution

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the series B preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Neither the series B preferred stock nor the warrant is listed on an exchange. Unless requested by the initial selling securityholder, we do not intend to list the series B preferred stock on any exchange. We do not intend to list the warrant on any exchange. No assurance can be given as to the liquidity of the trading market, if any, for the series B preferred stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

Selling Securityholders

On February 27, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	83,586 shares of series B preferred stock, representing beneficial ownership of 100% of the shares of series B preferred stock outstanding on the date of this prospectus;

•	a warrant to purchase 7,418,876 shares of our common stock, representing beneficial ownership of approximately 35.8% of our common stock as of May 18, 2009; and

•	7,418,876 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 26.3% of our common stock as of May 18, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

Legal Matters

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Baker & Daniels LLP, Indianapolis, Indiana, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements incorporated in this registration statement by reference from Integra Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Certain information is also available on our website at www.integrabank.com.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including information specifically incorporated by reference into our Form 10-K from our proxy statement for our 2009 annual meeting of shareholders);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed on March 2, 2009, March 23, 2009, April 15, 2009 and May 27, 2009 as amended by Current Report on Form 8-K/A filed on May 27, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on March 20, 1998, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.integrabank.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write us at the following address: 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868, Attention: Secretary; (812)-461-5794.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to
be Paid

Securities and Exchange Commission registration fee	$5,363.72
Legal fees and expenses	20,000.00
Accounting fees and expenses	15,000.00
Miscellaneous	1,000.00

Total	$41,363.72

Item 15.	Indemnification of Directors and Officers

The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

The Registrant may also voluntarily undertake to provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Registrant (or at the last not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

In addition, the Registrant has a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), subject to applicable retentions.

Item 16.	Exhibits

The list of exhibits is incorporated by reference from the Index to Exhibits on page E-1.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 29, 2009.

INTEGRA BANK CORPORATION

By:	/s/ Michael J. Alley
Michael J. Alley
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Michael J. Alley and Martin M. Zorn, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael J. Alley and Martin M. Zorn, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Alley Michael J. Alley	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2009

/s/ Martin M. Zorn Martin M. Zorn	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 28, 2009

/s/ Michael B. Carroll Michael B. Carroll	Executive Vice President and Controller (Principal Accounting Officer)	May 28, 2009

/s/ Sandra Clark Berry Sandra Clark Berry	Director	May 28, 2009

/s/ Robert L. Goocher Robert L. Goocher	Director	May 28, 2009

/s/ H. Ray Hoops Dr. H. Ray Hoops	Director	May 28, 2009

/s/ Thomas W. Miller Thomas W. Miller	Director	May 28, 2009

/s/ Arthur D. Pringle III Arthur D. Pringle III	Director	May 28, 2009

/s/ Bradley M. Stevens Bradley M. Stevens	Director	May 28, 2009

/s/ Richard M. Stivers Richard M. Stivers	Director	May 28, 2009

/s/ Daniel T. Wolfe Daniel T. Wolfe	Director	May 28, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Articles of Amendment Setting Forth the Terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B of Integra Bank Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)
4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)
4.2	Letter Agreement, dated as of February 27, 2009, between the Registrant and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009).
4.3	Warrant for the Purchase Shares of Common Stock of Integra Bank Corporation (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)
4.4	ARRA Letter Agreement, dated February 27, 2009, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)
5.1	Opinion of Baker & Daniels LLP
12.1	Statement of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Independent Registered Public Accounting Firm, Crowe Horwath LLP
23.2	Consent of Baker & Daniels LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signature Page of this Registration Statement)